REVOLVING CREDIT NOTE
                              ---------------------

$18,000,000.00                   Houston, Texas             October  ____,  2004

     PETROSEARCH CORPORATION, A TEXAS CORPORATION, ("Maker"), for value received, agrees to pay to the order of FORTUNA ENERGY, L.P. (herein called "Lender" which term shall herein in every instance refer to the owner or holder of this Note), at P.O. Box 9109, Newport Beach, California 92658, or at such other place as Lender may hereafter designate in writing, in lawful money of the United States of America, the principal sum of EIGHTEEN MILLION AND NO/100 DOLLARS ($18,000,000.00), or so much thereof as may be advanced from time to time by Lender to Maker under the terms and limitations of the Revolving Credit Agreement of even date between Lender, Maker, TK Petrosearch, L.L.C. and Anadarko Petrosearch, L.L.C. (the "Agreement"), together with interest accruing during the term hereof on the principal balance from time to time outstanding until paid, at an annual rate of interest equal to six percent (6.0%) per annum. Interest shall be calculated on the average daily outstanding principal balance. Upon Maturity (defined hereinbelow) or upon an Event of Default (defined hereinbelow) by Maker, the principal balance hereof and all accrued but unpaid interest shall bear interest at the rate of twelve percent (12.0%) per annum.

     This Note is intended as a revolving credit loan more particularly described in a certain Revolving Credit Agreement of even date under which the principal may be repaid without penalty and re-borrowed from time to time in accordance with and subject to the terms and conditions set forth in the Revolving Credit Agreement.

     The principal to be advanced under this Note may be drawn by Maker over a twelve (12) month period which shall begin on the date of the initial advance under this Note ("Initial Draw Date") at a maximum rate of $4,500,000.00 for each three (3) month (calendar date to calendar date) period following the Initial Draw Date ("Draw Period") in a lump sum or partial sums in Maker's discretion, subject to the Collateral Coverage Requirements described in the Agreement. Undrawn funds may be carried over to a succeeding Draw Period. Principal repaid during any Draw Period may be readvanced subject to the $4,500,000.00 per Draw Period and Collateral Coverage limitations. Each advance requested by Maker other than the Initial Draw shall be preceded by a 10-day written request (accompanied by a statement of the proposed use of proceeds) to Lender and shall be funded by Lender on the eleventh (11th) day following the request. If the 11th day falls on a Saturday, Sunday or public holiday, the said funding shall occur on the next business day of Lender. Unless otherwise agreed by Lender, draw requests shall be funded no more frequently than monthly during any 3-month Draw Period.

     Maker shall repay the outstanding principal advanced hereunder in monthly installments equal to ten percent (10%) of the original amount of the particular principal advance commencing sixty (60) calendar days after the date of the particular advance and continuing on the same calendar date of each succeeding month thereafter until repaid. At such time as the aggregate principal advances under this Note equal or exceed $3,000,000.00 and sixty (60) calendar days have elapsed since the date of the principal advance by which the $3,000,000.00


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threshold amount has been achieved, the monthly principal installments due under this  Note thereafter shall never be less than $300,000.00 until repaid in full.

     Maker shall pay accrued interest at the rate specified hereinabove and calculated as specified hereinabove quarter-annually, in arrears, commencing ninety (90) calendar days after the date of the initial advance and continuing quarter-annually thereafter until Maturity (defined hereinbelow).

     This Note shall mature and all outstanding, unpaid principal and all accrued, outstanding and unpaid interest shall become due and payable two (2) years from and after the date hereof ("Maturity"). Notwithstanding the 2-year term, after eighteen (18) months, either Lender or Maker shall have the right, upon thirty (30) days written notice to the other party, to terminate this loan and cause to be prepaid (in the case of Borrower election) or cause to be repaid by Borrower (in the case of Lender election) all outstanding principal and accrued interest due under this Note.

     If any payment on this Note shall become due on a Saturday, Sunday, or public holiday under the laws of the State of Texas on which Lender is not open for business, such payment shall be made on the next succeeding business day of Lender, unless the effect of such extension would be to carry the payment over to the next calendar month, in which case such payment shall be due on the preceding business day of Lender, and such extension or reduction of time shall in such case be included in computing interest in connection with such payment. All sums required to paid hereunder shall be applied first to any sums expended by Lender to preserve or protect the collateral securing this Note (including advances, if any, made to pay the taxes thereon), then to any attorneys' fees incurred by Lender in enforcing the provision of this Note or any document securing same, if any, then to accrued interest and then to principal, except that Maker may prepay any principal amount prior to its due date.

     If an "Event of Default" (as defined below) be made in the performance of Maker under this Note, then the Lender may, at Lender's option, declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without additional notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, and the Lender hereof shall have the right to foreclose or otherwise enforce all liens or security interests securing payment hereof, or any part hereof, and offset against this Note any sum or sums owed by the Lender to Maker. Failure of the Lender to exercise this option shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default. For purposes hereof, an Event of Default shall mean (1) the failure by Maker to perform any obligation to pay principal or interest when due and after the expiration of any cure period provided herein,
(2) the failure by Maker to perform any other obligation or to pay any other sum when due under the terms of the Note, each Master Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement (Multi-State Oil and Gas Interests) (the "Deed(s) of Trust), the Pledge Agreement(s), the Revolving Credit Agreement and any other loan document after the expiration of any applicable cure period, or (3) Maker's assignment for the benefit of


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creditors  or  becoming  the  subject of any voluntary or involuntary bankruptcy proceeding. With respect to circumstances (1) or (2), the Event of Default shall not occur until Maker is first sent a notice of the default or deficiency by certified mail, postage prepaid, verifiable facsimile transmission or personal delivery, whereupon Maker shall have an opportunity to cure the default or deficiency within five (5) days of the date of the notice. For purposes hereof, the date of the notice shall be deemed to be the earlier of the date of receipt of the notice of default by Maker, the date of transmission of the verifiable facsimile and the date which is the third business day after the date the notice is deposited, postage prepaid, in the United States Mail addressed to Maker, whether or not said notice is received. Maker's mailing address shall be deemed to be 4801 Woodway Drive, Suite 300E, Houston, Texas 77056 unless and until Maker provides to Lender a written change of address.

     Except as otherwise provided hereinabove, Maker and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive presentment and demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, and grace, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the Lender. The Lender shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice of any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

     If the Lender expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the Lender, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all reasonable collection costs and fees incurred by the Lender, including reasonable attorneys' fees and expenses.

     This Note is made and is deemed performable in Harris County, Texas, and Maker and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive the right to be sued hereon elsewhere. This Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

     Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by the Lender and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Lender except to the extent that actual cash proceeds of such instruments are unconditionally received by the Lender and applied to this indebtedness in the manner elsewhere herein provided.


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It  is  the  intention  of the parties hereto to comply strictly with applicable usury laws, if any; accordingly, notwithstanding any provision to the contrary in this Note or in any of the documents securing the payment hereof or otherwise relating hereto, in no event shall this Note or such documents require or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, taken, reserved, or received in connection with the loan evidenced by this Note or in any of the documents securing the payment hereof or otherwise relating hereto, or in any communication by Lender or any other person to Maker or any other person, or in the event all or part of the principal or interest hereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstances whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under this note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither the Maker nor any other person or entity now or hereafter liable for the payment of this Note shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance hereof or, if this Note has been or would be paid in full by such credit, refunded to Maker, and (iv) the provisions of this Note and the documents securing the payment hereof and otherwise relating hereto, and any communication to Maker, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, collected, taken, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every loan document, security instrument, and communication relating to this Note and the loan.

     To the extent that the interest rate laws of the State of Texas are applicable to this note, the applicable interest rate ceiling is the weekly ceiling (formerly the indicated rate ceiling) determined in accordance with Tex. Rev. Civ. Stat., Title 79, Article 5069-1D.003, also codified at Texas Finance Code, Section 303.301 (formerly Article 5069-1.01(a)(1), and, to the extent that this Note is deemed an open end account as such term is defined in Tex. Rev. Civ. Stat., Title 79, Article 5069-1B.002(14), also codified at Texas Finance Code Section 301.001(3) (formerly Article 5069-1.01(f), the Lender retains the right to modify the interest rate in accordance with applicable law.

     This Note is secured by Deed(s) of Trust of even date herewith executed by Maker,Proforma, Anadarko Petrosearch, L.L.C., TK Petrosearch, L.L.C. and/or Guidance Petrosearch, L.L.C., as the case may be, to Barry L. Racusin, Trustee, for the benefit of Lender, over and upon various oil and gas lease(s) and/or other mineral interest(s), now owned and/or hereafter acquired in Texas, Oklahoma and North Dakota, all as more fully described therein, and is further secured by those certain Pledge Agreement(s) of even date between Lender and Maker covering the membership interests (ownership interests) of Maker in its subsidiaries, Anadarko


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     Petrosearch, L.L.C. and TK Petrosearch, L.L.C.

     This Note is dated as of the date set forth first above. In the event of a conflict between this Note and the Revolving Credit Agreement, the terms of the Revolving Credit Agreement shall be deemed controlling.


NOTICE  OF  NO  ORAL  AGREEMENTS.  THIS  DOCUMENT  AND  ALL OTHER LOAN DOCUMENTS
--------------------------------
RELATING TO THIS LOAN OR REFERRED TO ABOVE TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS LOAN.


                                        PETROSEARCH  CORPORATION


                                        By:  /s/  Bradley  J.  Simmons
                                           -------------------------------------
                                             Bradley  J.  Simmons,  President



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